CUSIP NO. 769627 10 0             SCHEDULE 13D                         EXHIBIT 1

                                POWER OF ATTORNEY

      The undersigned, Desert Rock Enterprises LLC ("Desert Rock"), does hereby constitute and appoint D. Kerry Crenshaw, Esq. as it's true and lawful attorney-in-fact to execute for and on it's behalf any Schedule 13D (and any amendments thereto) which it is required to file with the United States Securities and Exchange Commission as a result of Desert Rock's ownership of or transactions in securities of Riviera Holdings Corporation. Desert Rock acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of Desert Rock, and is not assuming any of Desert Rock's responsibilities to comply with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      This Power of Attorney shall remain in full force and effect until Desert Rock is no longer required to file reports under Section 13(d) of the Securities Exchange Act of 1934, as amended, with respect to such undersigned's holdings of and transactions in securities issued by Riviera Holdings Corporation, unless earlier revoked by Desert Rock in a signed writing delivered to the foregoing attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned hereby executes this Agreement effective as of the last date set forth below

                                        DESERT ROCK ENTERPRISES LLC

                                        /s/ Derek J. Stevens
                                        ----------------------------------------
                                        By: Derek J. Stevens, its Manager

                                        DATE: September 20, 2006